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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Emergency Filtration Products, Inc.
Las Vegas, Nevada


We consent to the use in this Registration Statement of Emergency Filtration Products, Inc. on Form 10-SB of our report dated March 22, 1999 of Emergency Filtration Products, Inc. for the year ended December 31, 1998, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.



Jones, Jensen & Company
Salt Lake City, Utah
August 26, 1999